U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2008

GROWERS DIRECT COFFEE COMPANY, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

2813 7TH Street, Berkeley, California	79110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 204 9424

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE REPORTED ON THIS FORM 8K:

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 6, 2008, Vincent Cafici has resigned as the Chief Financial Officer, Secretary and as a member of the Board of Directors of Growers Direct Coffee Company, Inc. (the “Company”).  Mr. Cafici also resigned as a member of the Board of Directors and as Chief Financial Officer and Secretary of Uncommon Grounds, Inc., a subsidiary of the Company.  There have been no disagreements between the Registrant and Mr. Cafici, known to an executive officer of the Company, on any matter relating to the registrant’s operations, policies or practices.

Effective August 7, 2008, Paul Khakshouri has resigned as the Chief Operating Officer, President and as a member of the Board of Directors of Growers Direct Coffee Company, Inc. (the “Company”).  Mr. Khakshouri also resigned as a member of the Board of Directors and as Chief Operating Officer and President of Uncommon Grounds, Inc., a subsidiary of the Company.  There have been no disagreements between the Registrant and Mr. Khakshouri, known to an executive officer of the Company, on any matter relating to the registrant’s operations, policies or practices.

The Company will provide Mssrs. Cafici and Khakshouri with a copy of the disclosures it is making in response to this Item 5.02 no later than the day of filing the disclosures with the Commission.  The Company has provided Mssrs. Cafici and Khakshouri with the opportunity to furnish the Company, as promptly as possible, with a letter addressed to the Company stating whether they agree with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which they do not agree.  The Company will file any letter received by the Company from either Mr. Cafici or Mr. Khakshouri with the Commission as an exhibit by an amendment to the previously filed Form 8-K within two business days after receipt by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

     GROWERS DIRECT COFFEE COMPANY, INC.

Date:  August 8, 2008

/s/ Nepal Muhuri

 Nepal Muhuri, Director